UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 6, 2019

Chase Packaging Corporation
(Exact name of registrant as specified in its charter)

Delaware	0-21609	93-1216127
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

106 West River Road Rumson, NJ	07760
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (732) 741-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

Final Voting Results

At the Chase Packaging Corporation 2019 Annual Meeting of Stockholders on December 6, 2019, the stockholders of Chase Packaging Corporation (“Chase”) elected all of the board nominees.

In addition, the stockholders voted to reincorporate Chase from a Texas corporation to a Delaware corporation. Chase became an active Delaware corporation on December 30, 2019 at 12:50 p.m. Eastern Standard Time.

Lastly, the stockholders ratified the selection of Pinnacle Accountancy Group of Utah as Chase’s independent registered public accounting firm for fiscal 2019.

Of the 58,582,172 shares of Common Stock outstanding and entitled to vote on the record date of October 25, 2019, a total of 43,894,484 shares were voted in person or by proxy, representing 74.92% of the votes entitled to be cast, constituting a majority and therefore more than a quorum of the outstanding shares entitled to vote. Votes were cast as follows:

1.	To elect William J. Barrett, Herbert M. Gardner, Edward L. Flynn, John A. Forbes, Matthew W. Long, Mark C. Neilson, and Wayne A. Whitener to serve a one-year term until their respective successors are duly elected an qualified, or until their death, resignation, removal, or disqualification.

Nominee	Votes For	Votes Against	Votes Withheld	Broker Non-Votes
William J. Barrett	41,454,157		589,580
Herbert M. Gardner	41,473,239		570,498
Edward L. Flynn	41,473,239		570,498
John A. Forbes	41,473,239		570,498
Matthew W. Long,	41,473,239		570,498
Mark C. Neilson	41,473,239		570,498
Wayne A. Whitener	41,473,239		570,498

2.	To reincorporate Chase Packaging Corporation from a Texas corporation to a Delaware corporation:

Votes For	Votes Against	Abstentions	Broker Non-Votes
41,454,152	589,585	0	1,850,747

3.	To ratify the selection of Pinnacle Accountancy Group of Utah as Chase’s independent registered public accounting firm for the fiscal year ending December 31, 2019.

Votes For	Votes Against	Abstentions
43,894,479	5	0

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHASE PACKAGING CORPORATION

Date: January 16, 2020	By:	/s/ Ann C.W. Green
Ann C.W. Green
Assistant Secretary/Officer

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